UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO.1 TO REGISTRATION STATEMENT ON
FORM S-8
UNDER THE SECURITIES ACT OF 1933

SOUND REVOLUTION INC.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

1511 West 40th Avenue
Vancouver, BC, V6M 1V7
(Address of principal executive offices) (Zip Code)

(604) 780-3914
(Issuer's telephone number)

2006 Non-Qualified Stock Option Plan
(Full title of the plan)

Penny Green
Bacchus Law Group
1511 West 40th Avenue
Vancouver, BC, V6M 1V7
(Name and address of agent for service)

(604) 732-4804
(Telephone number, including area code, of agent for service)

Deregistration of Shares

This Post-Effective Amendment No.1 on Form S-8, effective on September 18, 2006, is being filed to deregister an aggregate of 13,500,000 shares of common stock issuable upon exercise of options assumed by Sound Revolution Inc. (the “Company”) previously registered on Form S-8 that remain available for future grant of options under the 2006 Non-qualified Stock Option Plan (the “Plan”). The remaining 1,500,000 shares of the Company’s common stock will remain in effect to cover the potential exercise of all remaining options under the Plan.

On October 6, 2006, the Board of Directors of the Company approved to amend the plan limit of the Plan from 15,000,000 shares of common stock to 1,500,000 shares of common stock. To date, no shares of the Company’s common stock are issued. Accordingly, the purpose of this Post-Effective Amendment No.1 is to deregister 13,500,000 shares of common stock covered by the Plan registered under the Form S-8.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No.1 on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned thereunto duly authorized in the City of Vancouver, Province of British Columbia, on October 6, 2006.

SOUND REVOLUTION INC.
(Registrant)

By: /s/ Penny Green
Penny Green, President, Chief
Executive Officer, Chief Financial
Officer, Secretary, Chair

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities and on the date indicated.

SIGNATURES	TITLE	DATE

	President, Chief Executive	October 6, 2006
/s/ Penny Green	Officer, Chief Financial
Officer, Secretary, Chair
Penny Green

/s/ Robin Ram	Director	October 6, 2006
Robin Ram